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                                                                    Exhibit 21

                           SUBSIDIARIES OF ALLEGHANY


Chicago Title and Trust Comepany (Illinois)
    Chicago Title Insurance Company (Missouri)
        Alexander Title Agency, Inc. (Virginia)
        CATCO, Inc. (Oklahoma - 50%)
        Chicago Title Company (California)
            Tri-Safe, Inc. (California - 25%)
        Chicago Title Company of Alameda County
          (California - 80%)
        Chicago Title Insurance Company of Puerto Rico
          (Puerto Rico - 99.2%)
        Creative Land Services, Inc. (Minnesota)
        CTOA, Inc. (Texas)
        Johnson County Title Company (Kansas)
        Liberty Title Company (Minnesota)
        Liberty Escrow Services Company (Minnesota)
        McHenry County Title Company (Illinois)
        Meade Title Agency, Inc. (Ohio)
        Service Title of Virginia, Inc. (Virginia - 30%)
        White River Abstract & Title Co., Inc. (Indiana)
        Joint Title Plants and Associations
            CTP, Inc. (Florida - 16%)
            Dallas Seven Index, Inc. (Texas - 14%)
            SKLD, Inc. (Colorado - 12.91%)
            Title Data, Inc. (Texas - 6.25%)
        Spring Services Corporation (California)
            Spring Services Texas, Inc. (Texas)
        TPO, Inc. (Oklahoma)
        Title and Trust Company (Idaho)
        The Title Guarantee Company (Maryland)
        Maryland Escrow, Inc. (Maryland)
    Heritage American Insurance Services, Inc. (California)
    Chicago Deferred Exchange Corporation (Illinois)
    Chicago Title and Trust Company Foundation (Illinois)*
    Title Accounting Services Corporation (Illinois)
    Iowa Land Services Corporation (Iowa)
    Lake County Investment Corporation (Indiana)
        The Lake County Trust Company (Indiana)
    Montag & Caldwell Associates, Inc. (Georgia)
        Montag & Caldwell Inc. (Georgia)
    Chicago Technology Services Corp. (Illinois)
        RealInfo, Inc. (Illinois LLC - 50%)



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    *     A charitable foundation in which Chicago Title and Trust Company possesses no ownership interest.



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    Ticor Financial Company (California)
    Chicago Title Agency of Central Ohio (Ohio)
    Security Union Title Insurance Company (California)
        Charter Title Company (California)
        Land Escrow and Safe Deposit Company (California)
        Land Title of Pierce County (Washington)
        Los Angeles Escrow Company (California)
        Merchants Title Company (California)
        Northwest Equities, Inc. (Texas)
            Guardian Title Company of Houston (Texas)
        RJW Development Company (New Jersey)
        Chicago Title Insurance Company of Oregon (Oregon)
        Real Estate Exchange, Inc. (Oregon)
        Security Trust Company (California)
        Southern California Escrow Company (California)
        Title-Tax, Inc. (California)
    Ticor Title Insurance Company (California)
        Altico, Inc. (Alaska)
        Commonwealth Title Co. (Washington)
        Ticor Title Guarantee Company (New York)
    Washington Title Company (Washington)
Alleghany Financial Inc. (Delaware)
    Sacramento Savings Bank (California)
        SSB Financial Services (California)
    Central Valley Security Company (California)
    Superior California Insurance Agency (California)
Alleghany Funding Corporation (Delaware)
Alleghany Capital Corporation (Delaware)
Alleghany Properties, Inc. (Delaware)
    Sacramento Properties Holdings, Inc. (California)
Mineral Holdings Inc. (Delaware - 93.8%)
    World Minerals Inc. (Delaware)
        Celite Corporation (Delaware)
            Celite Europe Corporation (Delaware)
                Celite France, S.A. (France)
            Celite Italiana S.r.L. (Italy)
            Celite Hispanica, S.A. (Spain)




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            Celite (U.K.) Limited (United Kingdom)
            Celite Mexico, Inc. (New York)
            Celite Canada Inc. (Canada)
            Celite Island, h.f. (Iceland)
            Kisilidjan, h.f. (Iceland - 48.56%)
            Celite Mexico S.A. de C.V. (Mexico)
                Almeria, S.A. de C.V. (Mexico)
                Diatomita San Nicolas, S.A. de C.V. (Mexico)
            Celite Pacific Limited (Hong Kong)
            Celite China Inc. (Delaware)
                Linjiang Celite Diatomite Company Limited
                    (People's Republic of China 70%)
            Celite Jilin, Inc. (Delaware)
                Changbai Celite Diatomite Company Limited
                    (People's Republic of China 65%)
        Harborlite Corporation (Delaware)
            Perlite, Inc. (Delaware)
            Harborlite (U.K.) Limited (United Kingdom)
            Harborlite France (France)
Bibb Steel and Supply Company (Delaware)
MSL Property Holdings, Inc. (Delaware)
MSL Capital Recovery Corp. (Delaware)
    J & E Corporation (Tennessee)
    Allied Structural Steel Corporation (Tennessee)
URC Holdings Corp. (Delaware - 96.4%)
    Underwriters Reinsurance Company (New Hampshire)
        Commercial Underwriters Insurance Company (California) Underwriters Insurance Company (Nebraska)
    URC Risk Managers, Inc. (Delaware)










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